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                                                                    EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Tanger Factory Outlet Centers, Inc. on Form S-8 (File No. 33-80450), Form S-3 (File Nos. 33-99736/33-99763-01) and Form S-3 (File Nos. 333-3526/333-3526-01)
of our report dated September 23, 1997, on our audit of the Combined Statement of Revenues and Certain Operating Expenses of Five Oaks Factory Stores for the year ended December 31, 1996, which report is included in this Current Report on Form 8-K.



                                                       COOPERS & LYBRAND, L.L.P.

Greensboro, North Carolina
October 9, 1997